UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2013

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 30, 2013, Vanguard Natural Resources, LLC (the “Company”) and certain subsidiaries of the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., J.P. Morgan Securities LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, Raymond James & Associates, Inc. and RBC Capital Markets, LLC, as joint book-running managers and representatives of the several underwriters named therein (the “Underwriters”), with respect to the offering and sale by the Company of 7,000,000 common units (the “Firm Units”) representing limited liability company interests in the Company (the “Common Units”) at a price to the public of $28.35 per Common Unit ($27.29 per Common Unit, net of underwriting discount). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,050,000 Common Units (together with the Firm Units, the “Units”) on the same terms as the Firm Units. The Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-179050) of the Company, as supplemented by the Prospectus Supplement dated May 30, 2013 relating to the Units, filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) of the Securities Act on May 30, 2013.
The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, on one hand, and the Underwriters, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company and its directors and officers also agreed not to issue Common Units or securities convertible into Common Units for a period of 60 days after May 30, 2013, without the prior written consent of Barclays Capital Inc., subject to certain exceptions.
The Underwriters and their related entities have performed and may perform investment and commercial banking and advisory services for the Company and its affiliates from time to time, for which they have received and may receive customary fees and reimbursement of expenses. The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business. Certain of the underwriters and their affiliates are lenders under the Company's senior secured reserve-based credit facility and will receive a portion of the proceeds from this offering through the repayment of indebtedness thereunder.
The summary of the Underwriting Agreement set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
Exhibit 1.1
Underwriting Agreement dated May 30, 2013, by and among Barclays Capital Inc., J.P. Morgan Securities LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, Raymond James & Associates, Inc. and RBC Capital Markets, LLC, as representatives of the several underwriters named therein.

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Units.
Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibits 5.1 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

	By:	/s/ Scott W. Smith
	Name:	Scott W. Smith
June 4, 2013	Title:	President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
Exhibit 1.1
Underwriting Agreement dated May 30, 2013, by and among Barclays Capital Inc., J.P. Morgan Securities LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, Raymond James & Associates, Inc. and RBC Capital Markets, LLC, as representatives of the several underwriters named therein.

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Units.
Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibits 5.1 and 8.1).